Exhibit 99.1

                             Joint Filer Information

Names: Kevin Williams, Larry Chachkes, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:                  Joseph Edelman

Issuer and Ticker Symbol:          Miravant Medical Technologies (MRVT)

Date of Event requiring Statement: June 17, 2004

The undersigned, Kevin Williams, Larry Chachkes, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Miravant Medical Technologies.

PERCEPTIVE LIFE SCIENCES                     PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its
    investment advisor


By: /s/ Joseph Edelman                       By: /s/ Joseph Edelman
    ---------------------------                  ---------------------------
Name:  Joseph Edelman                        Name:  Joseph Edelman
Title: Managing Member                       Title: Managing Member


/s/ Kevin Williams                           /s/ Larry Chachkes
---------------------------                  ---------------------------
Kevin Williams                               Larry Chachkes